                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Citicorp, Associates First Capital Corporation, and Associates Corporation of North America and to the incorporation by reference therein of our report dated August 31, 2000, with respect to the consolidated financial statements of Associates Corporation of North America included in its Current Report on Form 8-K dated August 30, 2000, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Dallas, Texas
November 14, 2000